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                            [RYDER SCOTT LETTERHEAD]




                                                                   Exhibit 23(C)




                      CONSENT OF RYDER SCOTT COMPANY, L.P.




         As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to references to our firm in the Registration Statement on Form S-3 of Seven Seas Petroleum Inc. to be filed with the Securities and Exchange Commission, and also consents to the incorporation by reference in such Registration Statement of information from our reserve report dated as of February 21, 2001 and all references to our firm included in or made a part of the Seven Seas Petroleum Inc. Annual Report on Form 10-K for the year ended December 31, 2000.




                                                /s/ Ryder Scott Company, L.P.
                                                -------------------------------
                                                RYDER SCOTT COMPANY, L.P.




         Houston, Texas
         January 20, 2002